Exhibit 99.1

 ADE Corporation Posts Strong Revenue and Earnings in Fourth Quarter;
                   Sets Record for Annual Net Income

    WESTWOOD, Mass.--(BUSINESS WIRE)--July 5, 2005--ADE Corporation (Nasdaq:ADEX) today reported its financial results for its fourth quarter and fiscal year ended April 30, 2005.
    Revenue for the fourth quarter of fiscal 2005 was $29.8 million, up slightly from $29.5 million for the third quarter of fiscal 2005 and an increase of 14 percent from $26.2 million for the fourth quarter of fiscal 2004. ADE posted net income of $23.1 million, or $1.60 per diluted share, for the fourth quarter of fiscal 2005. This figure includes approximately $17.2 million for the reversal of deferred tax asset valuation allowances. Excluding this benefit, ADE's non-GAAP net income was $5.9 million, or $0.41 per diluted share. This compares with net income of $6.4 million, or $0.45 per diluted share, for the third quarter of fiscal 2005 and $3.2 million, or $0.23 per diluted share, for the year-ago fourth quarter.
    "ADE Corporation completed an exceptional fiscal year on a high note, delivering another quarter of strong revenue and profitability," said Dr. Chris L. Koliopoulos, ADE's president and chief executive officer. "For the fourth quarter, the Company's order activity continued to outpace the semiconductor capital equipment industry as we a posted a book-to-bill ratio of 0.9 compared to the North American Semiconductor Equipment average of 0.81. In addition, ADE delivered another quarter of solid cash flow as we set a new high water mark for the Company with $72.8 million in cash and cash equivalents on April
30. For the full fiscal year, ADE also established new records for profitability and cash generation while producing an impressive return on equity."
    "We continued to generate the majority of our revenue and orders from our 300mm products while also increasing revenue for 200mm tools during the fourth quarter," Dr. Koliopoulos continued. "Activity in Asia-Pacific rose and accounted for nearly half of our quarterly revenue, while Japan, Europe and the U.S. each contributed a healthy mix of the remaining sales."
    "Beyond the bare wafer activities, ADE also continued to see signs of growth during the latter part of fiscal 2005 as we pursued our strategy to penetrate the semiconductor device market. For the fourth quarter, we generated 17 percent of our revenue from device makers and, for the full year, 11 percent of sales came from this market. This compares with nine percent for both the fourth quarter and the full year fiscal 2004," said Dr. Koliopoulos.
    ADE's backlog grew eight percent to $45.0 million on April 30, 2005 from $41.5 million on April 30, 2004. Gross margin for the fourth fiscal quarter was 55 percent, up from 51 percent in the year-ago quarter. ADE generated $8.0 million of positive cash flow for the fourth quarter of fiscal 2005. The Company's $72.8 million in cash and cash equivalents on April 30, 2005 is a new Company record and compares with $41.6 million at the end of fiscal 2004.

    Fiscal 2005 Results

    For the fiscal year ended April 30, 2005, ADE grew revenue by 32 percent to $116.9 million from $88.6 million for fiscal 2004. For the full year, ADE's net income was $40.9 million, or $2.86 per diluted share. Excluding the aforementioned benefit for the reversal of deferred tax asset valuation allowances, ADE's non-GAAP net income for full fiscal year 2005 was a record $23.7 million, or $1.66 per diluted share. This is an increase of 168 percent from $8.8 million, or $0.62 per diluted share, for the full fiscal year 2004.
    ADE Chief Financial Officer Brian James said, "Fiscal 2005 was a stellar year for our Company. Chief among ADE's many noteworthy financial accomplishments was our record profitability. This was achieved through a combination of strong revenue and stringent cost management. For the full year, ADE generated operating margins in excess of 20 percent, which ranks among the best in our industry. In addition, our balance sheet strengthened throughout the year."

    Looking Ahead

    "With strong market share, new tools coming into the market and an organization that is committed to excellence, ADE has the ingredients to out-perform the industry in fiscal 2006," added Dr. Koliopoulos. "The expansion of 300mm wafer production provides us with confidence that sales will remain strong in the years ahead. Our optimism is further bolstered by the launch of our yield management and data mining system for wafer manufacturers as well as our surface topography tools for copper CMP monitoring of patterned wafers. These products are each currently in the advanced stage of beta testing and should help ADE gain a greater share of the device and wafer markets in fiscal 2006. We look forward to displaying these products, as well as introducing our next-generation particle inspection and defect classification tool, WaferXam, at Semicon West in July."
    "We anticipate that first-quarter revenue will decline on a sequential basis due to an anticipated shipment delay of a multi-million dollar order associated with a temporary supply issue," concluded Dr. Koliopoulos. "We expect that our profits will remain solid and that sales will strengthen later in the fiscal year as the industry strengthens and our new products gain acceptance."
    For the first quarter of fiscal 2006, the Company anticipates that revenue will be in the range of $24 million to $25 million. Gross margins are expected to be in the range of 53 percent to 54 percent. As a result of the aforementioned reversal of ADE's tax valuation allowance, the Company expects to begin recognizing a tax rate of 33% in the first quarter of fiscal 2006. Based on these factors, the Company anticipates pre-tax income in the range $3.0 million to $3.8 million and after-tax net income ranging from $2.0 million to $2.5 million, representing earnings per share of $0.14 to $0.17 for the first quarter of fiscal 2006. This guidance assumes 14.5 million weighted average shares outstanding for the period ending July 31, 2005.

    Non-GAAP Financial Results

    In an effort to provide investors with additional information regarding the Company's results, this news release presents certain figures that exclude the impact of the Company's reversal of deferred tax asset valuation allowances in the fourth quarter of fiscal 2005. The figures may be deemed to be "non-GAAP financial measures." ADE's non-GAAP financial measures are a supplement to financial statements prepared based on generally accepted accounting principles ("GAAP"). The Company believes this presentation provides investors and ADE management with additional useful insights into its underlying results because of the materiality of the reversal of its deferred tax asset valuation allowances on its fourth-quarter and full-year fiscal 2005 net income. Management believes that presenting results that exclude the impact of this reversal facilitates period-to-period comparisons of the Company's growth on a more consistent basis that better reflects actual trends. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial results is included in the table titled "Non-GAAP to GAAP Reconciliation" in this news release. These non-GAAP financial measures should not be considered in isolation from the comparable GAAP measures nor considered a substitute therefor.

    Conference Call Reminder

    ADE will host a conference call and webcast on July 6, 2005 at 8:30 a.m. Eastern Time (ET) to discuss these financial results. To participate in the webcast, please visit the "Investor Relations" section of the ADE Web site, located at www.ade.com. A replay of the call will be available on the Web site two hours after the completion of the conference call and will continue to be available for a period of one year.

    About ADE Corporation

    ADE Corporation is a leading supplier of metrology and inspection systems for the semiconductor wafer, semiconductor device, magnetic data storage and optics manufacturing industries. The Company's systems analyze and report product quality at critical manufacturing steps for yield enhancement, providing quality certification data that is relied upon by semiconductor wafer, device and computer disk manufacturers. The Company's systems also are used for production measurements in the semiconductor chip fabrication process. To learn more about ADE, visit the Company's Web site at www.ade.com.

    This news release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to the Company's expectations, predictions, assumptions, plans and anticipations should be considered forward-looking statements. These statements include, but are not limited to, those associated with the Company's ability to launch its new products, the strength of the Company's balance sheet and the Company's financial performance for the first quarter and full fiscal year 2006, as well as other statements under "Looking Ahead" in the news release. These statements involve risks and uncertainties including those associated with the strength of the semiconductor, data storage and device markets; wafer pricing and wafer demand; the results of its product development efforts; the success of ADE's product offerings to meet customer needs within the timeframes required by customers in these markets; the Company's growth in backlog and enhanced operating leverage; the Company's ability to generate strong gross margins; the potential of rapidly slowing order flow; and Sarbanes-Oxley compliance efforts underway. ADE disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information on potential factors that could affect ADE's business is described in the Company's reports on file with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended April 30, 2004.


                            ADE CORPORATION
       UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (In thousands, except per share amounts)

                                    Three months      Twelve months
                                        ended            ended
                                      April 30          April 30
                                  ----------------- ------------------

                                    2005     2004      2005     2004
                                  -------- -------- --------- --------

Revenue                           $29,794  $26,184  $116,901  $88,585
Cost of revenue                    13,390   12,858    54,294   45,043
                                  -------- -------- --------- --------
Gross profit                       16,404   13,326    62,607   43,542
                                  -------- -------- --------- --------
Operating expenses:
   Research and development         4,106    3,995    15,519   15,085
   Marketing and sales              4,045    3,015    13,044   10,435
   General and administrative       2,464    2,915    10,404   11,009
   Restructuring charges                -        -         -      393
                                  -------- -------- --------- --------
Total operating expenses           10,615    9,925    38,967   36,922
                                  -------- -------- --------- --------
Income from operations              5,789    3,401    23,640    6,620
Gain on sale of long-term
 investment                             -        -         -    1,729
Gain on sale of marketable
 securities                             -        -         -      398
Interest and other income, net        279       66       668       24
                                  -------- -------- --------- --------
Income before provision for
 (benefit from) income taxes
 and equity in net earnings of
 affiliated companies               6,068    3,467    24,308    8,771
Provision for (benefit from)
 income taxes                     (17,077)     220   (16,633)      46
                                  -------- -------- --------- --------
Income before equity in net
 earnings of affiliated companies  23,145    3,247    40,941    8,725
Equity in net earnings of
 affiliated companies                   -        -         -       48
                                  -------- -------- --------- --------
Net income                        $23,145   $3,247   $40,941   $8,773
                                  ======== ======== ========= ========

Basic earnings per share            $1.63    $0.23     $2.91    $0.63
Diluted earnings per share          $1.60    $0.23     $2.86    $0.62

Weighted average shares
 outstanding - basic               14,166   13,972    14,069   13,887
Weighted average shares
 outstanding - diluted             14,436   14,288    14,312   14,127


                            ADE CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                April 30,  April 30,
                                                  2005        2004

Assets
Cash and cash equivalents                        $72,841     $41,560
Marketable securities                                836       1,084
Accounts receivable, net                          18,499      13,604
Inventories                                       30,764      32,745
Other current assets                               1,373       1,068
Deferred income taxes                             10,601           -
                                               ----------  ----------
    Total current assets                         134,914      90,061

Fixed assets, net                                  9,241      10,829
Deferred income taxes                              6,616           -
Investments                                          499         499
Restricted cash                                        -         637
Other assets                                       1,956       6,449
                                               ----------  ----------
     Total assets                               $153,226    $108,475
                                               ==========  ==========

Liabilities and Stockholders' Equity
Total current liabilities                        $18,273     $17,089
Deferred gain on sale-leaseback                    1,496       1,609
Long-term debt                                     3,431       3,608
Total stockholders' equity                       130,026      86,169
                                               ----------  ----------
     Total liabilities and stockholders' equity $153,226    $108,475
                                               ==========  ==========


                            ADE CORPORATION
                    NON-GAAP to GAAP RECONCILIATION
               (In thousands, except per share amounts)

                                       Three months    Twelve months
                                           ended          ended
                                         April 30        April 30
                                     ---------------- ----------------
                                       2005    2004     2005    2004
                                     -------- ------- -------- -------

Net income - GAAP                    $23,145  $3,247  $40,941  $8,773

Less:
  Reversal of income tax valuation
   allowance                         (17,217)      -  (17,217)      -

                                     -------- ------- -------- -------
Net income - non-GAAP                 $5,928  $3,247  $23,724  $8,773
                                     ======== ======= ======== =======


Diluted earnings per share - GAAP      $1.60   $0.23    $2.86   $0.62

Less:
  Reversal of income tax valuation
   allowance                           (1.19)      -    (1.20)      -

                                     -------- ------- -------- -------
Diluted earnings per share - non-GAAP  $0.41   $0.23    $1.66   $0.62
                                     ======== ======= ======== =======

    CONTACT: ADE Corporation
             Brian James, 781-467-3500
             Executive VP and Chief Financial Officer